Exhibit 99.3

ITEM 9.01(b) PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements of I-many and its subsidiaries present the combined financial position and results of operations of I-many and Edge as if the acquisition described in Item 9.01(a) occurred as of March 31, 2008 for purposes of the unaudited pro forma combined condensed balance sheet as of March 31, 2008, and as of January 1, 2007 for purposes of the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2007 and for the quarter ended March 31, 2008.

The unaudited pro forma combined condensed financial statements have been derived from and should be read in conjunction with (i) the historical consolidated financial statements and notes and other financial information pertaining to I-many included in its annual reports on Form 10-K and quarterly reports on Form 10-Q and (ii) the audited financial statements and notes and other information pertaining to Edge included in Item 9.01(a) in this filing.

The acquisition will be accounted for using the purchase method of accounting. Under this method, the purchase price and related transaction costs will be allocated to the assets acquired and liabilities assumed based on their fair values as of the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired (including identifiable intangible assets) will be allocated to goodwill. The allocation of the purchase price to the identified tangible and intangible assets acquired and liabilities assumed based on their respective fair values requires extensive use of accounting estimates and judgments. For the preliminary purchase price allocation, I-many estimated the fair values of assets and liabilities based upon assumptions the Company believes are reasonable. The Company’s process for estimating the fair values of identifiable intangible assets, certain tangible assets, in-process research and development and deferred revenue requires significant estimates and assumptions including, but not limited to, determining the timing and estimated costs to complete the in-process projects, estimating future cash flows and discount rates. The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the assets acquired and liabilities assumed, and therefore is preliminary and may be adjusted upon completion of the final valuation. Such adjustments could be significant. The final allocation is expected to be completed as soon as practicable, but no later than 12 months from the acquisition date.

The pro forma combined condensed financial statements do not reflect any cost savings or other synergies that might result from the transaction. They are provided for informational purposes only and are not necessarily indicative of the combined financial position or results of operation for future periods or the financial position or results that actually would have been realized had the acquisition occurred during the specified period.

I-MANY, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2008

(IN THOUSANDS)

(UNAUDITED)

	HISTORICAL		PRO FORMA
	I-many	Edge	Adjustments		Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$20,263	$1,204	$(2,828)	(1)(3)	$18,639
Accounts receivable, net of allowance	4,794	303			5,097
Prepaid expenses and other current assets	987	588			1,575

Total current assets	26,044	2,095	(2,828)		25,311
Property and Equipment, net	1,852	348			2,200
Restricted cash	351	—			351
Deferred charges and other Assets	1,326	52			1,378
Acquired intangible assets, net	291	—	2,300	(3)	2,591
Goodwill	9,255	—	347	(1)(2)(3)	9,602

Total assets	$39,119	$2,495	$(181)		$41,433

LIABILITIES, MANDATORILY CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,878	$273			$2,151
Accrued expenses	4,121	477	1,583	(2)(3)	6,181
Current portion of deferred revenue	13,426	1,791	(1,015)	(3)	14,202
Current portion of capital lease obligations	408	—			408
Current portion of equipment and term loans	—	839	(839)	(1)	—

Total current liabilities	19,833	3,380	(271)		22,942
Convertible notes payable	17,000	—			17,000
Equipment and term loans, net of current portion	—	985	(985)	(1)	—
Deferred revenue, net of current portion	1,471	222	(222)	(3)	1,471
Capital Lease Obligations, net of current portion	383	—			383
Other long-term liabilities	661	5			666

Total liabilities	39,348	4,592	(1,478)		42,462

Mandatorily redeemable convertible preferred stock	—	26,127	(26,127)	(4)	—

Stockholders’ deficit:
Common stock	5	10	(10)	(4)	5
Additional paid-in capital	165,278	473	(473)	(4)	165,278
Accumulated other comprehensive loss	(27)	—			(27)
Accumulated deficit	(165,485)	(28,707)	27,907	(3)(4)	(166,285)

Total stockholders’ equity	(229)	(28,224)	27,424		(1,029)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$39,119	$2,495	$(181)		$41,433

The accompanying notes are an integral part of these pro forma financial statements.

I-MANY, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2008

(DOLLAR AMOUNTS IN THOUSANDS)

(UNAUDITED)

The accompanying unaudited pro forma combined condensed balance sheet has been prepared by combining the historical results of I-many and Edge as of March 31, 2008 and reflects the following pro forma adjustments:

(1)	To record merger consideration, consisting of payments of $500 to the preferred shareholders of Edge and $1,729 to the holder of Edge’s equipment and term loans. Also includes principal amounts paid by Edge to the holder of Edge’s equipment and term loans between April 1, 2008 and May 5, 2008.

(2)	To record the accrual of estimated direct acquisition costs.

(3)	To record the estimated allocation of the purchase price to in-process research and development, acquired intangible assets, and goodwill and the related charge to operations for the estimated value assigned to in-process research and development. Includes adjustments of (i) Edge deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to Edge’s support, hosting and services contracts, and (ii) Edge accrued expenses for its acquisition-related costs incurred subsequent to March 31, 2008. The preliminary allocation of the purchase price is as follows:

Consideration:
Cash including loan payoffs	$2,229
Assumed liabilities	2,860
Transaction costs	345

Total	$5,434

Preliminary Allocation:
Net Tangible assets of Edge	$1,987
In-process research & development	800
Acquired developed technology	1,500
Customer relationships	800
Goodwill	347

$5,434

(4)	To eliminate Edge stockholders’ equity account balances.

I-MANY, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	HISTORICAL		PRO FORMA
	I-many	Edge	Adjustments		Combined Company
Net Revenues:
Recurring	$19,720	$1,880	$—		$21,600
Services	13,491	3,550	—		17,041
License	7,341	1,933	—		9,274

Total net revenues	40,552	7,363			47,915
Operating expenses:
Cost of recurring revenue	6,351	830	—		7,181
Cost of services	11,034	3,627	—		14,661
Cost of third-party technology	300	49	—		349
Amortization of acquired intangible assets	185	—	575	(1)	760
Sales and marketing	10,079	3,278	—		13,357
Research and development	15,629	2,979	—		18,608
General and administrative	6,241	1,141	—		7,382
Depreciation and amortization	891	322	—		1,213
Restructuring and other charges	93	—	—		93

Total operating expenses	50,803	12,226	575		63,604

Loss from operations	(10,251)	(4,863)	(575)		(15,689)
Interest expense	(123)	(283)	283	(2)	(123)
Other income, net	566	1,499	—		2,065

Net loss	$(9,808)	$(3,647)	$(292)		$(13,747)

Basic and diluted net loss per common share	$(0.19)				$(0.27)

Weighted average common shares outstanding	51,753				51,753

The accompanying notes are an integral part of these pro forma financial statements.

I-MANY, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	HISTORICAL		PRO FORMA
	I-many	Edge	Adjustments		Combined Company
Net Revenues:
Recurring	$4,916	$527	$—		$5,443
Services	2,242	675	—		2,917
License	205	209	—		414

Total net revenues	7,363	1,411			8,774
Operating expenses:
Cost of recurring revenue	1,566	217	—		1,783
Cost of services	2,381	693	—		3,074
Cost of third-party technology	9	19	—		28
Amortization of acquired intangible assets	56	—	144	(1)	200
Sales and marketing	2,398	624	—		3,022
Research and development	3,656	441	—		4,097
General and administrative	1,532	309	—		1,841
Depreciation and amortization	229	72	—		301
In-process research and development	760	—	—		760
Restructuring and other charges	13	—	—		13

Total operating expenses	12,600	2,375	144		15,119

Loss from operations	(5,237)	(964)	(144)		(6,345)
Interest expense	(394)	(51)	51	(2)	(394)
Other income, net	189	39	—		228

Net loss	$(5,442)	$(976)	$(93)		$(6,511)

Basic and diluted net loss per common share	$(0.10)				$(0.12)

Weighted average common shares outstanding	52,327				52,327

The accompanying notes are an integral part of these pro forma financial statements.

I-MANY, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THREE MONTHS ENDED MARCH 31, 2008

(AMOUNTS IN THOUSANDS)

(UNAUDITED)

The accompanying unaudited pro forma combined condensed statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008 have been prepared by combining the historical results of the I-many and Edge and reflect the following pro forma adjustments:

(1)	To record amortization expense on acquired intangible assets, based on their estimated useful life of four (4) years, using the straight-line method.

(2)	To eliminate interest amounts incurred by Edge in connection with bank debt that was paid off as part of the acquisition.

Note: the charge for in-process research and development has not been included in the unaudited proforma combined condensed statements of operations since such adjustment is non-recurring in nature.